                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 No. 33-66426 filed on or about July 23, 1993, No. 333-09021 filed on July 26, 1996, No. 333-23985 filed on March 26, 1997, No.
333-91101 filed on November 17, 1999, No. 333-95715 filed on January 31, 2000, and No. 333-47378 filed on October 5, 2000 of Universal Electronics Inc. of our report dated January 22, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Orange County, California
March 28, 2001